Exhibit 3.7

SECOND AMENDMENT TO BYLAWS
OF
COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
The Bylaws of Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Bylaws”), are hereby amended as follows:
Every reference in the Bylaws to the name “Cole Real Estate Income Strategy (Daily NAV), Inc.” is hereby deleted and replaced by “CIM Income NAV, Inc.”
Except as herein amended, the provisions of the Bylaws shall remain in full force and effect.
AS APPROVED BY THE BOARD OF DIRECTORS EFFECTIVE NOVEMBER 27, 2018.